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Exhibit 11.2 --Computation of Earnings Per Common Share

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                   STANDARD FINANCIAL, INC. AND SUBSIDIARIES
                         WINTHROP RESOURCES CORPORATION
          COMPUTATION OF PRO FORMA COMBINED EARNINGS PER COMMON SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                  (UNAUDITED)

                                                   THREE MONTHS ENDED MARCH 31,
                                                                                           YEAR ENDED DECEMBER 31,
COMPUTATION OF EARNINGS PER COMMON SHARE FOR       ----------------------------  -------------------------------------------
  STATEMENTS OF OPERATIONS:                            1997           1996           1996           1995           1994
-------------------------------------------------  -------------  -------------  -------------  -------------  -------------
Income before extraordinary item.................  $      33,834  $      31,066  $      99,180  $      73,207  $      79,544
Less: Dividends on preferred stock...............       --             --             --                  678          2,710
                                                   -------------  -------------  -------------  -------------  -------------
Income applicable to common stock before
  extraordinary item.............................  $      33,834  $      31,066  $      99,180  $      72,529  $      76,834
                                                   -------------  -------------  -------------  -------------  -------------
                                                   -------------  -------------  -------------  -------------  -------------
Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding...     46,270,456     46,766,185     46,481,374     41,299,756     39,728,799
    Dilutive effect of stock option plans and
      common stock warrants after application of
      treasury stock method......................        315,123        363,284        320,506        665,273      1,161,744
                                                   -------------  -------------  -------------  -------------  -------------
                                                      46,585,579     47,129,469     46,801,880     41,965,029     40,890,543
                                                   -------------  -------------  -------------  -------------  -------------
                                                   -------------  -------------  -------------  -------------  -------------
Earnings per common share before extraordinary
  item...........................................  $         .73  $         .66  $        2.12  $        1.73  $        1.88
                                                   -------------  -------------  -------------  -------------  -------------
                                                   -------------  -------------  -------------  -------------  -------------

COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON
  SHARE(1):
-------------------------------------------------
Income before extraordinary item.................  $      33,834  $      31,066  $      99,180  $      73,207  $      79,544
Add: Interest expense on 7 1/4% convertible
  subordinated debentures........................             79             83            325            387            433
Less: Dividends on preferred stock...............       --             --             --                  678          2,710
                                                   -------------  -------------  -------------  -------------  -------------
Income applicable to common stock before
  extraordinary item.............................  $      33,913  $      31,149  $      99,505  $      72,916  $      77,267
                                                   -------------  -------------  -------------  -------------  -------------
                                                   -------------  -------------  -------------  -------------  -------------
Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding...     46,270,456     46,766,185     46,481,374     41,299,756     39,728,799
    Dilutive effect of stock option plans and
      common stock warrants after application of
      treasury stock method......................        315,123        379,524        336,969        740,693      1,405,141
    Dilutive effect from assumed conversion of
      7 1/4 convertible subordinated
      debentures.................................        419,317        425,606        421,415        504,661        582,508
                                                   -------------  -------------  -------------  -------------  -------------
                                                      47,004,896     47,571,315     47,239,758     42,545,110     41,716,448
                                                   -------------  -------------  -------------  -------------  -------------
                                                   -------------  -------------  -------------  -------------  -------------
Earnings per common share before extraordinary
  item...........................................  $         .72  $         .65  $        2.11  $        1.71  $        1.85
                                                   -------------  -------------  -------------  -------------  -------------
                                                   -------------  -------------  -------------  -------------  -------------
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(1) This calculation is submitted in accordance with Regulation S-K Item
    601(b)(11) although not required by footnote 2 to paragraph 14 of APB
    Opinion No. 15 because it results in dilution of less than 3%.